Exhibit 10.16


                     AMENDMENT TO THE STOCK PURCHASE AGREEMENT.

The amendment to Stock Purchase Agreement ("Amendment") is made and entered into on the16th day of March, 1999, by and among RIGL Corporation, a Nevada corporation ("RIGL"), Telco Billing, Inc. a Nevada corporation ("TBI") Morris & Miller, Ltd and Mathew & Markson, Ltd. (collectively "Shareholders").

                                    RECITALS

     A. On or about march 16, 1999, a certain Stock Purchase Agreement (Agreement") was executed by the parties above named, which said Agreement is still in full force and effect as TBI and the Shareholders have elected not to declare a default, but the parties hereto acknowledge that RIGL is in substantial and material default pursuant to the terms and conditions of said Agreement in that RIGL has not complied with the provisions of paragraph 1.3.1 of said Agreement.

     B. RIGL has requested that the time for performance pursuant to paragraph 1.3.1 of said agreement shall be extended in the manner hereinafter set forth.

     C. TBI and the shareholders have agreed to extend the time for performance under paragraphs 1.3.1 of said Agreement subject to and in conformance with the provisions of this Amendment, and not otherwise, but only upon the condition that RIGL shall pay to Mathew & Markson, one of the Shareholders, an "Extension Fee" in the sum of $2,000,000 as hereinafter provided, none of which shall be refundable.

     D. Except for the revisions, amendments and additions effected by this Amendment, the said Agreement shall be deemed to be in full force and effect according to its terms, as amended.

     Now therefore in consideration of the mutual promises of parties' and other valuable consideration, it is agreed as follows:

     1. Recitals. Each and all of the Recitals is hereby represented by the parties hereto to be true and accurate as of the date hereof, and said Recitals are hereby incorporated fully into this Amendment.

     2. Extension Fee. RIGL is hereby granted an extension of time, up to but not past 5:00 p.m. on the 16th day of July, 1999, ("Extension Date") in which to pay the Royalty Balance of $5,000,000.00 provided for in said Agreement subject to the following:

a) Concurrently with the execution of this Agreement, RIGL shall pay to Mathew & Markson in cash, cashier's check drawn on a Phoenix, Arizona bank, or by wire transfer to Mathew & Markson pursuant to wiring instructions, the sum of one million dollars ($1,000,000.00) as and for an Extension Fee which extends to RIGL the right to defer payment of the Royalty Balance as provided for herein;


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b)     The receipt of payment of the Extension Fee by Mathew & Markson shall be deemed to cure RIGL's default of paragraph 1.3.1 of the Agreement, and shall extend the time for RIGL to pay the Royalty Balance of $5,000,000 prior to the expiration of the Extension Date.

C) Upon the receipt of the Extension Fee by Mathew & Markson, the parties agree that paragraph 1.3.1 of the Agreement is hereby deleted in full, and in lieu thereof, the following paragraphs 1.31 through and including 1.3.8 shall be substituted for paragraph 1.3.1 of said Agreement:


1.3.1. On or before 5:00 p.m. on June 16, 1999, RIGL shall have the option to pay directly to Mathew & Markson at such address as Mathew & Markson shall designate in writing, in cash, cashier's check drawn on a Phoenix, Arizona bank, or by wire transfer pursuant to written instructions, the remaining $3,000,000.00 of the Royalty Balance;

1.3.2. In Lieu of the payment provided for in paragraph 1.3.1, on or before 5:00 p.m. on June 16, 1999, RIGL shall have the option of paying to Mathew & Markson the sum of $3,000,000.00 inclusive of the Extension Fee, along with a Promissory Note (the "Note") in favor of Mathew & Markson in the original principal amount of $2,000,000.00, with all outstanding principal due and payable no later than 5:00 p.m. on July 15, 1999. The note shall be in a form satisfactory to Mathew & Markson, and shall be secured by 2,000,000 shares of the restricted common shares of RIGL Corporation. The terms of such security arrangement shall be set forth in a Stock Pledge Agreement on terms and conditions acceptable to Mathew & Markson. The share certificate representing the 2,000,000 shares shall be validly issued, fully paid and non-accessible and shall be accompanied by opinion of counsel for RIGL as to its authenticity and shall be held in escrow by counsel for Mathew & Markson until such time as the Note is fully satisfied or a default occurs under the terms of the Note and or the Stock Pledge;

1.3.3. Upon the payment of either the entire $5,000,000.00 Royalty Balance described in paragraph 1.3.1, or that $3,000,000 portion of the Royalty Balance and delivery of the Note, Stock Pledge and Shares, TBI and Shareholders shall close the transaction contemplated under the Agreement in accordance with paragraph 1.6 therein;

1.3.4. In the event that RIGL shall fail or refuse to perform completely in accordance with the separate provisions of paragraphs 1.3.1 or 1.3.2 of this Amendment, then none of the Extension Fee shall be credited toward the Royalty Balance, and RIGL shall be deemed to have substantially and materially breached the said agreement as herein amended, and the Extension Fee shall be deemed to have been earned by TBI and the Shareholders;

1.3.5. In the event that RIGL shall fully perform pursuant to paragraph 1.3.1, or in the alternative pursuant to paragraph 1.3.2, then and in either of such events the Extension Fee shall be credited toward the payment of the Royalty Balance of $5,000,000.00.

1.3.6. All references to time herein shall be determined to refer to Phoenix local time;

1.3.7. It is the intension of the parties hereto that the Extension Fee shall at no time be repaid to RIGL, but that said Extension Fee shall either be retained by Mathew & Markson on behalf of TBI and the Shareholders as payment for the Extension Fee, or, the Extension Fee shall be applied toward payment of the Royalty Balance and retained by Mathew & Markson for that reason;

1.3.8. No Part of the Extension Fee paid by RIGL shall be derived from the sale or hypothecation of any of the real, personal or intangible property of TBI and/or its affiliates, it being the intent of the parties that only funds at risk by RIGL and/or its affiliates will be used to pay the Extension Fee.


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     3.     Build out allowance.  In the event RIGL elects to move forward under paragraph 1.3.2, as additional consideration, RIGL agrees to provide Simple.Net a build-out allowance of $250,000.00 to be used as Simple.Net deems reasonable to build out, furnish and equip office space to be utilized by Simple.Net located at 4840 E. Jasmine Street, Suite 111, Mesa, Arizona 85205. This space is currently leased by RIGL pursuant to a lease dated July 1, 1998. The initial terms of the Lease expires on June 30. 2003. Simple.Net shall have the right to sublease such space from RIGL for the sum of $1.00 per year for the remainder of the initial term, and RIGL warrants to comply with the terms of the July 1, 1996 Lease and pay all rent in a timely manner.

     4. Right of Offer. In the event RIGL elects to Move forward under, and complies with the terms of paragraph 1.3.2, RIGL shall have the right to receive notification from the principals of Simple.Net of their intention to sell Simple.Net before Simple.Net is advertised for sale on the general market. If Simple.Net receive and offer(s) to sel, RIGL shall receive notification of such offer(s) and shall have the right to compete against such offer(s) for the right to purchase Simple.Net upon such terms mutually acceptable to the principals of Simple.Net and RIGL. Simple.Net shall have no obligation to accept any such offer from RIGL.


This Amendment has been executed on the day and year first above written.

                               RIGL

                               RIGL CORPORATION, a Nevada corporation

                               By: ______________/S/_____________
                                        WILLIAM O'NEAL
                                        Its: Sr. Vice President

                               TBI

                               TELCO BILLING, INC., an Arizona corporation

                               By: _____________/S/_____________
                                        JOSEPH CARLSON
                                        Its: President

                                SHAREHOLDERS:

                                Morris & Miller, Ltd.

                                By: _____________/S/_____________
                                        CATHERINE THOMAS
                                        Its: Director

                                Mathew & Markson, Ltd.

                                By: _____________/S/_____________
                                        ILSE COOPER
                                        Its: Director


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EXHIBIT C

LICENSE AGREEMENT
_________________

This EXCLUSIVE LICENSING AGREEMENT ("License") is entered into on this 21st


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